PROSPECTUS and                  PRICING SUPPLEMENT NO. 12
PROSPECTUS SUPPLEMENT, each     effective at 4:00 PM ET
Dated July 10, 2001             Dated 10 July 2002
CUSIP: 24422ENW5                Commission File No.: 333-62622
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $845,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue

The Medium-Term Notes offered hereby will be Senior
Notes as more fully described in the accompanying
Prospectus and Prospectus Supplement and will be Denominated in U.S. Dollars.



INTEREST PAYMENT DATES:           Each January 15, July 15,
                                  commencing on January 15,
                                  2003 and at Maturity

Principal Amount:                 $325,000,000

Date of Issue:                    July 15, 2002

Maturity Date:                    July 15, 2005

INTEREST RATE:                    4.125% PER ANNUM

REDEMPTION PROVISIONS:            None

PLAN OF DISTRIBUTION:             Merrill Lynch & Co. has
                                  Purchased the Senior Notes
                                  as Principal at a price of
                                  99.944% of the aggregate
                                  principal amount of the Senior
                                  Notes.

Merrill Lynch & Co.